UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 18, 2022

Definitive Healthcare Corp.

(Exact name of registrant as specified in its charter)

Commission file number 1-40815

Delaware	86-3988281
(State of incorporation)	(I.R.S. Employer Identification No.)

550 Cochituate Rd

Framingham, MA 01701

(Address of principal executive offices)

(508) 720-4224

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On February 23, 2022, Definitive Healthcare Corp. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished in this Item 2.02 on this Current Report on Form 8-K, including the exhibits attached, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On February 18, 2022, the Company, Definitive Healthcare, LLC (a subsidiary of the Company), Analytical Wizards, Inc. (“AW”), and the stockholders of AW, entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Definitive Healthcare, LLC acquired all of the outstanding equity interests (other than AW stock already held by Definitive Healthcare, LLC) for aggregate consideration of $65,000,000 in cash, subject to certain adjustments for, among other things, AW’s cash, indebtedness and net working capital (the “Acquisition”). The Purchase Agreement provides for additional contingent consideration payable to the stockholders of AW party to the Purchase Agreement of up to $5,000,000 in cash, subject to the meeting of certain expense control metrics during the two-year period following the closing of the Acquisition. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this nature.

The Acquisition follows an investment pursuant to a Series B Preferred Stock Purchase Agreement, dated December 22, 2021, by and between AW and Definitive Healthcare, LLC, pursuant to which Definitive Healthcare, LLC invested $35,000,000 in AW in exchange for shares of Series B Preferred Stock of AW (the “Investment”), which shares represented approximately 35% of the fully-diluted capitalization of AW as of immediately following the Investment. As a result of the Investment and the subsequent Acquisition, Definitive Healthcare, LLC became the owner of 100% of the equity interests of AW.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished pursuant to Item 2.02 with this report and shall not be deemed to be “filed.”

99.1	Press Release dated February 23, 2022 (furnished herewith pursuant to Item 2.02).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ David Samuels
Name:	David Samuels
Title:	Chief Legal Officer

Date: February 23, 2022